As filed with the Securities and Exchange Commission on May 6, 2008

Registration No. 333-150160

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BNC BANCORP

(Exact Name of Registrant as Specified in its Charter)

North Carolina	47-0898685
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1226 Eastchester Drive

High Point, NC 27265

(336) 869-9200

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

W. Swope Montgomery, Jr.

President and Chief Executive Officer

BNC Bancorp

1226 Eastchester Drive

High Point, NC 27265

(336) 869-9200

(Name, address, including zip code, and telephone number, including area code of agent for service)

Copy to:

Jean C. Brooks, Esq.

Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.

230 N. Elm Street, Suite 2000

Greensboro, North Carolina 27401

(336) 373-8850

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the Selling Stockholder.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities, or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer   ☐     Accelerated filer  ☒     Non-accelerated filed   ☐    Small reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, no par value per share	355,544 (1)	$14.00	$4,977,616	$197.00

(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average high and low prices of the registrant’s Common Stock as reported on the NASDAQ Capital Market on March 20, 2008.
(2)	The registration fee of $197.00 was previously paid in connection with the filing of this registration statement on April 9, 2008.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 6, 2008

PROSPECTUS

355,544 Shares

BNC BANCORP

Common Stock

This prospectus relates to resales of up to 355,544 shares of the Company’s common stock. The shares of common stock will be offered for the account of Synovus Financial Corp., one of the Company’s shareholders (“Synovus” or “Selling Stockholder”).

The shares of common stock to which this prospectus relates may be sold from time to time by and for the account of the Selling Stockholder named in this prospectus or in supplements to this prospectus. The Selling Stockholder may sell all or a portion of these shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

The Company will not receive any of the proceeds from the sale of the shares of common stock offered by the Selling Stockholder.

The Company’s common stock is quoted on the NASDAQ Capital Market under the symbol “BNCN.” On April 30, 2008, the last reported sales price of the Company’s common stock on the NASDAQ Capital Market was $13.80 per share.

Investing in these securities involves risks. You should carefully review the information contained in this prospectus under the heading “ Risk Factors” beginning on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is             , 2008.

You should rely only upon the information contained in, or incorporated by reference into, this document. The Company has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The common stock to which this prospectus relates is not being offered in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this document is accurate only as of the date on the front cover of this document. The Company’s business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that the Company filed with the Securities and Exchange Commission (“SEC” or “Commission”), using a “shelf” registration process. Under this shelf registration process, the Selling Stockholder may offer and sell shares of the Company’s common stock in one or more offerings from time to time. To the extent that any statement that the Company makes in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. The rules of the SEC allow the Company to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be part of this prospectus, and information that the Company files later with the SEC will automatically update and supersede this information. You should read both this prospectus and any prospectus supplement together with additional information described in this prospectus under “Where You Can Find More Information.”

As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus includes additional information not contained in this prospectus. You may read the registration statement and the other reports the Company files with the SEC at the SEC’s website (http://www.sec.gov) or at the SEC’s offices described below under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). To the extent that any statements made in this Registration Statement contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” “projects” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include those outlined under “Risk Factors” and include, without limitation, (1) competition in the Company’s market, (2) changes in the interest rate environment, (3) general, national, regional or local economic conditions that may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectability of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the SEC.

SUMMARY

This is only a summary and does not contain all of the information that you should consider before investing in the Company’s common stock. You should read the entire prospectus carefully, including the “Risk Factors” section as well as the information incorporated by reference into this prospectus under “Where You Can Find More Information.”

The Company

BNC Bancorp (the “Company”) was formed in 2002 to serve as a one-bank holding company for Bank of North Carolina (the “Bank”). The Company is registered with the Board of Governors of the Federal Reserve

System (the “Federal Reserve”) under the Bank Holding Company Act of 1956, as amended and the bank holding company laws of North Carolina. The Company’s administrative office is located at 1226 Eastchester Drive, High Point, North Carolina 27265 and the Bank’s main office is located at 831 Julian Avenue, Thomasville, North Carolina 27360. The Company’s only business at this time is owning the Bank and its primary source of income is any dividends that are declared and paid by the Bank on its capital stock.

The Bank is a full service commercial bank that was incorporated under the laws of the State of North Carolina on November 15, 1991, and opened for business on December 3, 1991. The Bank concentrates its marketing and banking efforts to serve the citizens and business interests of the cities and communities located in Davidson, Randolph, Rowan, Forsyth, Guilford, Iredell and Cabarrus counties of North Carolina. The Bank conducts its business in Davidson County from its banking headquarters located in Thomasville, North Carolina, an additional branch in Thomasville, a branch in Lexington and in Northern Davidson County. In Randolph County, the Bank has one location in the Archdale-Trinity community; in Rowan County, the Bank has one office in Salisbury; in Forsyth County, the Bank has one location in Kernersville and one location in Winston Salem; in Guilford County, the Bank has three locations in Greensboro, one location in Oak Ridge and one location in High Point; in Iredell County, the Bank has a loan production office in Mooresville; and in Cabarrus County, the Bank has one office in Harrisburg.

The Bank operates under the rules and regulations of and is subject to examination by the Federal Deposit Insurance Corporation (“FDIC”) and the North Carolina Commissioner of Banks, North Carolina Department of Commerce (the “Commissioner”). The Bank is also subject to certain regulations of the Federal Reserve governing the reserves to be maintained against deposits and other matters.

The Bank provides a wide range of banking services tailored to the particular banking needs of the communities it serves. It is principally engaged in the business of attracting deposits from the general public and using such deposits, together with other funding from the Bank’s lines of credit, to make primarily consumer and commercial loans. The Bank has pursued a strategy that emphasizes its local affiliations. This business strategy stresses the provision of high quality banking services to individuals and small to medium-sized local businesses. Specifically, the Bank makes business loans secured by real estate, personal property and accounts receivable; unsecured business loans; consumer loans, which are secured by consumer products, such as automobiles and boats; unsecured consumer loans; commercial real estate loans; and other loans. The Bank also offers a wide range of banking services, including checking and savings accounts, commercial, installment and personal loans, safe deposit boxes, and other associated services.

Deposits are the primary source of the Bank’s funds for lending and other investment purposes. The Bank attracts both short-term and long-term deposits from the general public locally and out-of-state by offering a variety of accounts and rates. The Bank offers statement savings accounts, negotiable order of withdrawal accounts, money market demand accounts, noninterest-bearing accounts, and fixed interest rate certificates with varying maturities.

Deposit flows are greatly influenced by economic conditions, the general level of interest rates, competition, and other factors. The Bank’s deposits are obtained both from its primary market area and through wholesale sources throughout the United States. The Bank uses traditional marketing methods to attract new customers and savings deposits, including print media advertising and direct mailings.

The Bank’s primary sources of revenue are interest and fee income from its lending activities, primarily consisting of making business loans for small to medium-sized businesses, and, to a lesser extent, from its investment portfolio. The Bank has chosen to limit its investments in investment securities and other short-term liquid investments and focus the majority of its new investment dollars into higher yielding loans and longer term municipal securities. The major expenses of the Bank are interest paid on deposits and borrowings and general administrative expenses such as salaries, employee benefits, advertising and office occupancy.

The Bank has experienced steady growth over its fifteen-year history. The Bank’s assets totaled $1.1 billion and $952 million as of December 31, 2007 and 2006, respectively. Net income for the fiscal year ended December 31, 2007 was $7.4 million, or $1.05 per diluted share, compared with $6.2 million, or $1.04 per diluted share, for the fiscal year ended December 31, 2006.

Recent Developments

On December 31, 2007, the Company issued to Synovus in a private offering, 355,544 shares of its common stock for $5,599,818 million in cash (the “Offering”). Including the proceeds of the Offering, the Company had approximately $115.7 million in cash and cash equivalents as of April 30, 2008.

RISK FACTORS

Investing in the Company’s common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this prospectus, before purchasing shares of the Company’s common stock. There are numerous and varied risks, known and unknown, that may prevent the Company from achieving its goals. The risks described below are not the only ones the Company will face. If any of these risks actually occur, the Company’s business, financial condition or results of operations may be materially adversely affected. In such case, the trading price of the Company’s common stock could decline and investors in the Company’s common stock could lose all or part of their investment.

The Bank’s operations are concentrated in the Piedmont region of North Carolina along the I-85/I-40 corridor. The Bank’s operations are concentrated in the Piedmont region of North Carolina. As a result of this geographic concentration, our results may correlate to the economic conditions in these areas. Deterioration in economic conditions in any of these market areas, particularly in the industries on which these geographic areas depend, may adversely affect the quality of the Bank’s loan portfolio and the demand for its products and services, and accordingly, the Bank’s results of operations.

The Bank is exposed to risks in connection with the loans it makes. A significant source of risk for the Company and the Bank arises from the possibility that losses will be sustained by the Bank because borrowers, guarantors and related parties may fail to perform in accordance with the terms of their loans. The Bank has underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for loan losses, that it believes are appropriate to minimize this risk by assessing the likelihood of nonperformance, tracking loan performance and diversifying its loan portfolio. Such policies and procedures, however, may not prevent unexpected losses that could adversely affect the Bank’s results of operations.

Loss of key personnel could adversely impact results. The success of the Bank has been and will continue to be greatly influenced by the ability to retain the services of existing senior management. The Bank has benefited from consistency within its senior management team, with its top five executives averaging over 14 years of service with the Bank. The Company has entered into employment contracts with each of these top management officials. Nevertheless, the unexpected loss of the services of any of the key management personnel, or the inability to recruit and retain qualified personnel in the future, could have an adverse impact on the business and financial results of the Bank.

The Bank competes with much larger companies for some of the same business. The banking and financial services business in the Bank’s market areas continues to be a competitive field and is becoming more competitive as a result of:

•	Changes in regulations;

•	Changes in technology and product delivery systems; and

•	The accelerating pace of consolidation among financial services providers.

The Bank may not be able to compete effectively in its markets, and its results of operations could be adversely affected by the nature or pace of change in competition. The Bank competes for loans, deposits and customers with various bank and nonbank financial services providers, many of which are much larger in total assets and capitalization, have greater access to capital markets and offer a broader array of financial services.

The Company’s trading volume has been low compared with larger national and regional banks. The Company common stock is traded on the NASDAQ Capital Market. However, the trading volume of the

Company’s common stock is relatively low when compared with more seasoned companies listed on NASDAQ Global Market, NASDAQ Global Select System, or other consolidated reporting systems or stock exchanges. Thus, the market in the Company’s common stock may be limited in scope relative to other larger companies. In addition, the Company cannot say with any certainty that a more active and liquid trading market for its common stock will develop.

Changes in interest rates affect profitability and assets. Changes in prevailing interest rates may hurt the Bank’s business. The Bank derives its income primarily from the difference or “spread” between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. In general, the larger the spread, the more the Bank earns. When market rates of interest change, the interest the Bank receives on its assets and the interest the Bank pays on its liabilities will fluctuate. This can cause decreases in the “spread” and can adversely affect the Bank’s income. Changes in market interest rates could reduce the value of the Bank’s financial assets. Fixed-rate investments, mortgage-backed and related securities and mortgage loans generally decrease in value as interest rates rise. In addition, interest rates affect how much money the Bank lends. For example, when interest rates rise, the cost of borrowing increases and loan originations tend to decrease. If the Bank is unsuccessful in managing the effects of changes in interest rates, the financial condition and results of operations could suffer.

Technological advances impact the Company’s business. The banking industry is undergoing technological changes with frequent introductions of new technology-driven products and services. In addition to improving customer services, the effective use of technology increases efficiency and enables financial institutions to reduce costs. The Company’s future success will depend, in part, on our ability to address the needs of the Bank’s customers by using technology to provide products and services that will satisfy customer demands for convenience as well as to create additional efficiencies in operations. Many competitors have substantially greater resources to invest in technological improvements. The Bank may not be able to effectively implement new technology-driven products and services or successfully market such products and services to its customers.

Government regulations may prevent or impair the Company’s ability to pay dividends, engage in mergers or operate in other ways. Current and future legislation and the policies established by federal and state regulatory authorities will affect our operations. The Bank is subject to supervision and periodic examination by the FDIC and the Commissioner. The Company is subject to regulation by the Federal Reserve and the Commissioner. Banking regulations, designed primarily for the protection of depositors, may limit the growth and the return to the Company’s shareholders by restricting certain activities, such as:

•	The payment of dividends to our shareholders;

•	Possible mergers with or acquisitions of or by other institutions;

•	Our desired investments;

•	Loans and interest rates on loans;

•	Interest rates paid on our deposits;

•	The possible expansion of our branch offices; and/or

•	Our ability to provide securities or trust services.

The Bank also is subject to capitalization guidelines set forth in federal legislation and could be subject to enforcement actions to the extent that it is found by regulatory examiners to be undercapitalized. The Company cannot predict what changes, if any, will be made to existing federal and state legislation and regulations or the effect that such changes may have on the Company’s future business and earnings prospects. The cost of compliance with regulatory requirements may adversely affect our ability to operate profitably.

The cost of compliance with Section 404 of the Sarbanes-Oxley Act of 2002 may negatively impact the Company’s income. The Company is subject to the rules and regulations of the SEC, including those rules and regulations mandated by the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act requires all reporting companies to include in their annual report a statement of management’s responsibilities for establishing and maintaining adequate internal control over financial reporting, together with an assessment of the effectiveness of those internal controls. Section 404 further requires that the reporting company’s independent auditors attest to, and report on, this management assessment. The Company is now subject to the auditor attestation requirement of Section 404 which has caused expenses related to its internal and external auditors to increase.

We may not be able to pay dividends in the future in accordance with past practice. We have in the past paid a quarterly dividend to shareholders. However, we are dependent primarily upon the Bank for our earnings and funds to pay dividends on our common stock. The payment of dividends also is subject to legal and regulatory restrictions. Any payment of dividends in the future will depend, in large part, on the Bank’s earnings, capital requirements, financial condition and other factors considered relevant by our Board of Directors.

USE OF PROCEEDS

The Selling Stockholder will receive all proceeds from the sale of the shares of common stock offered by this prospectus. The Company will not receive any proceeds from the sale of the shares of common stock offered by this prospectus.

SELLING STOCKHOLDER

The following table sets forth, to the Company’s knowledge, information about Synovus as of April 30, 2008 based on 7,285,267 shares of the Company’s common stock outstanding as of April 30, 2008. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. Synovus has sole voting and investment power with respect to the shares it holds of the Company’s common stock. The Selling Stockholder has not had any material relationship with the Company or any of its predecessors or affiliates within the past three years.

The amounts set forth in the table below reflect the amounts Synovus indicated it may sell. Synovus may elect to reduce the number of shares sold or may decide not to sell.

	Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares of Common Stock Being Offered (3)	Shares of Common Stock Beneficially Owned After Offering (2)
Name of Selling Stockholder	Number	Percentage		Number	Percentage
Synovus Financial Corp.(1)	0	0	355,544	0	0

(1)

The address for Synovus is: 1111 Bay Avenue, Suite 500, P.O. Box 120, Columbus, GA 31901. Synovus is an affiliate of Synovous Securities, Inc., a registered broker-dealer; however, we have been advised that Synovus purchased the shares to be resold in the ordinary course of business and at the time of the purchase did not have any agreements or understanding, directly or indirectly with any person to distribute the shares.

(2)

Assumes that all shares of the Company’s common stock registered hereunder will be sold. Consequently, the number of shares of common stock as beneficially owned by Synovus after any offering under this registration statement is equal to the number of shares of common stock beneficially owned by Synovus prior to such offering, minus the number of shares of common stock, if any, offered by Synovus in any such offering.

SYNOVUS’S PLAN OF DISTRIBUTION

The shares covered by this prospectus may be offered and sold from time to time by Synovus, including donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from Synovus as a gift, pledge, partnership distribution or other non-sale related transfer. The Selling Stockholder will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on the NASDAQ Capital Market or in the over-the-counter market or otherwise at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Stockholder may sell its shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for Synovus’s own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the NASDAQ Capital Market;

•	privately negotiated transactions; and

•	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with Selling Stockholder. The Selling Stockholder may also sell the common stock short and redeliver the shares to close out such short positions. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholder may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the Selling Stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholder in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the Selling Stockholder and any broker-dealers who execute sales for the Selling Stockholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Company has advised the Selling Stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholder and its affiliates. The Selling Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

The Company has agreed to indemnify the Selling Stockholder against certain liabilities, including certain liabilities under the Securities Act. The Company has agreed with the Selling Stockholder to keep a registration statement covering the resale of the aforementioned securities effective until the earlier of (i) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (ii) all such securities may be sold publicly without limitation under Rule 144 of the Securities Act.

There is no assurance that the Selling Stockholder will sell any or all of the shares offered by it.

LEGAL MATTERS

The validity of the securities being offered hereby is being passed upon for the Company by Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., P.O. Box 26000, Greensboro, North Carolina 27420.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of our internal control over financial reporting have been audited by Cherry, Bekaert & Holland, L.L.P., an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement the Company filed with the SEC. You should rely only on the information contained in this prospectus or incorporated herein by reference. The Company has not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of common stock.

The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents the Company files at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows the Company to “incorporate by reference” the information the Company files with it, which means that the Company can disclose important business, financial and other information to you in this prospectus by referring you to the documents publicly filed with the Securities and Exchange Commission containing this information. The information incorporated by reference is deemed to be a part of this prospectus. The Company incorporates by reference into this registration statement and prospectus the Company’s documents listed below and any documents it files subsequently with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, (i) after the date of the initial registration statement but prior to effectiveness of the registration statement and (ii) after the date of this prospectus until the transactions contemplated by this prospectus are completed (which filed documents do not include any portion thereof not deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section):

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC on March 17, 2008;

•

The description of Registrant’s common stock contained in Registrant’s Registration Statement on Form S-4 filed with the SEC on May 9, 2006, including any amendment or report filed for the purposes of updating such description; and

•	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the above referred to annual report.

The reports and other documents that the Company files after the date of this prospectus will update, supplement and supersede the information in this prospectus. All documents that the Company files after the date of this prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed incorporated by reference into this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. The Company has not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

The Company will provide you with a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus at no cost to you upon written or oral request to:

BNC Bancorp

1226 Eastchester Drive

High Point, NC 27265

Attention: David Spencer

Chief Financial Officer

Telephone: (336) 869-9200

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the costs and expenses payable by BNC Bancorp in connection with the offerings described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

SEC registration fee	$197.00
Legal fees and expenses	$4,000.00
Accounting fees and expenses	$5,000.00
Miscellaneous expenses	$500.00
Total	$9,697.00

Item 15.	Indemnification of Directors and Officers.

The Registrant’s Articles of Incorporation provide that to the fullest extent permitted by the North Carolina Business Corporation Act (the “NCBCA”), no person who serves as a director shall be personally liable to the Registrant or any of its shareholders or otherwise for monetary damages for breach of any duty as director. The Registrant’s Bylaws state that any person who at any time serves or has served as a director or officer of the Registrant, or who, while serving as a director or officer of the Registrant, serves or has served at the request of the Registrant as a director, officer, partner, trustee, employer or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the Registrant to the fullest extent permitted by law against liability and expenses arising out of such status or activities in such capacity. Liabilities and expenses are defined in the Bylaws as including expenses of every kind (including legal accounting, expert and investigating fees and expenses, judgments, fines, penalties and amounts paid in settlement which are incurred in defender or connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (and any inquiry or investigation that could lead to such a proceeding)).

Expenses, as described above, may be paid by the Registrant in advance of the final disposition or termination of a proceeding as described above as authorized by the Registrant’s Board of Directors, if the

Registrant receives an undertaking, dated, in writing and signed by the person to be indemnified, to repay all such sums unless such person is ultimately determined to be entitled to be indemnified by the Registrant as provided in the Registrant’s Bylaws.

Sections 55-8-50 through 55-8-58 of the NCBCA contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the NCBCA permits a corporation, with certain exceptions, to indemnify a present or former director against liability if (i) the director conducted himself in good faith, (ii) the director reasonably believed (x) that the director’s conduct in the director’s official capacity with the corporation was in its best interests and (y) in all other cases the director’s conduct was at least not opposed to the corporation’s best interests, and (iii) in the case of any criminal proceeding, the director had no reasonable cause to believe the director’s conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to the director. The above standard of conduct is determined by the board of directors, or a committee or special legal counsel or the shareholders as prescribed in Section 55-8-55.

Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation to indemnify a director or officer in the defense of any proceeding to which the director or officer was a party against reasonable expenses when the director or officer is wholly successful in the director’s or officer’s defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if the director or officer is adjudged fairly and reasonably so entitled under Section 55-8-54.

In addition, Section 55-8-57 permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.

The foregoing is only a general summary of certain aspects of North Carolina law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes, which contain detailed specific provisions regarding the circumstances under which, and the person for whose benefit, indemnification shall or may be made.

Item 16.	Exhibits

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 17.	Undertakings

(a) The Registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registrant Statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus pursuant to Rule 424(b) of the Securities Act that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing on an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of High Point, state of North Carolina, on this 6th day of May, 2008.

BNC BANCORP

By:	/s/ David Spencer
David Spencer
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ W. Swope Montgomery, Jr.	President, Chief Executive Officer and Director President Executive Officer and Director	May 6, 2008
W. Swope Montgomery, Jr.

/s/ David Spencer	Executive Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)	May 6, 2008
David Spencer

/s/ Richard D. Callicutt, II	Director	May 6, 2008
Richard D. Callicutt, II

/s/ Ralph N. Strayhorn, III	Director	May 6, 2008
Ralph N. Strayhorn, III

/s/ Lenin J. Peters, M.D.	Director	May 6, 2008
Lenin J. Peters, M.D.

/s/ Thomas R. Smith, CPA	Director	May 6, 2008
Thomas R. Smith, CPA

/s/ Colon E. Starrett	Director	May 6, 2008
Colon E. Starrett

/s/ W. Groome Fulton, Jr.	Director	May 6, 2008
W. Groome Fulton, Jr.

/s/ Larry L. Callahan	Director	May 6, 2008
Larry L. Callahan

/s/ Joseph M. Coltrane, Jr.	Director	May 6, 2008
Joseph M. Coltrane, Jr.

/s/ Charles T. Hagan, III	Director	May 6, 2008
Charles T. Hagan, III

/s/ Randall R. Kaplan	Director	May 6, 2008
Randall R. Kaplan

/s/ Robert A. Team	Director	May 6, 2008
Robert A. Team

/s/ D. Vann Williford	Director	May 6, 2008
D. Vann Williford

/s/ Richard F. Wood	Director	May 6, 2008
Richard F. Wood

INDEX TO EXHIBITS

Exhibit		Incorporated by Reference
Number	Exhibit Description	Form	Exhibit	Filing Date	Filed Herewith
3.1	Certificate of Incorporation of BNC Bancorp	8-K 12g-3	3(i)	12/17/02

3.2	By-laws of the Company	8-K 12g-3	3(ii)	12/17/02

4.0	Form of Stock Certificate	8-K 12g-3	4	12/17/02

5.01	Opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.	S-3	5.01	4/9/08

23.01	Consent of Independent Registered Public Accounting Firm				X

23.02	Consent of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. (filed as part of Exhibit 5.01)	S-3	23.02	4/9/08

24.01	Power of Attorney (Included on Signature Page)	S-3	24.01	4/9/08